Exhibit 10.2

THIS SUBORDINATED SECURITY AGREEMENT, AND THE RIGHTS AND OBLIGATIONS ARISING HEREUNDER AND ANY LIENS AND ENCUMBRANCES EVIDENCED HEREBY, IS SUBORDINATED IN RIGHT OF PAYMENT AND PRIORITY IN THE MANNER SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH BY AND BETWEEN BRIDGE BANK, NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION, AS LENDER, AND KEVIN DOUGLAS, NOT IN HIS INDIVIDUAL CAPACITY BUT SOLELY AS THE COLLATERAL AGENT FOR THE PURCHASERS, AS DEFINED BELOW, TO THE PRIOR PAYMENT OF THE SENIOR DEBT, AS DEFINED THEREIN.
SUBORDINATED SECURITY AGREEMENT
THIS SUBORDINATED SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of June 29, 2015, by and between QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation (the “Grantor”), and [______________], not in his individual capacity but solely as the collateral agent (in such separate capacity, and together with any successors, assigns and designees, the “Collateral Agent”) for the various purchasers (the “Purchasers”) party to that certain Convertible Note Purchase Agreement of even date herewith by and among the Grantor and the Purchasers (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”).
Pursuant to the Note Purchase Agreement, the Purchasers have agreed to make certain advances and extend certain other credit accommodations to the Grantor.
As a condition to making advances and other extensions of credit under the Note Purchase Agreement, the Purchasers have required the execution and delivery of this Agreement by the Grantor.
1.    DEFINITIONS.
(a)    All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Note Purchase Agreement.
(b)    The following terms, when used herein (whether or not capitalized), shall have the meanings given them in the Uniform Commercial Code as in effect in the state of New York (the “Code”), except that (i) for purposes of this Agreement, the meaning of such terms will not be limited by reason of any limitation on the scope of the Code, and (ii) to the extent the definition of any category or type of Collateral is expanded by any amendment, modification or revision to the Code, such expanded definition will apply automatically as of the date of such amendment, modification of revision: “Accession”, “Account”, “Chattel Paper”, “Commercial Tort Claim”, “Commodity Account”, “Deposit Account”, “Document”, “Equipment”, “Fixture”, “General Intangible”, “Goods”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Letter of Credit”, “Money”, “Securities Account” and “Supporting Obligations”.
2.    GRANT OF SECURITY INTEREST. The Grantor hereby grants and transfers to the Collateral Agent, for the benefit of the Collateral Agent and each Purchaser, a continuing security interest (the “Security Interest”) in all of the following property of the Grantor or in which the Grantor has rights, whether presently existing or acquired after the date of this Agreement (collectively, the “Collateral”).
(a)    Accounts;
(b)    Chattel Paper;
(c)    Commercial Tort Claims;
(d)    Deposit Accounts;
(e)    Documents;
(f)    General Intangibles;
(g)    Goods, including Equipment and Fixtures;
(h)    Instruments;
(i)    Inventory;
(j)    Investment Property;
(k)    Letters of Credit and Letter‑of‑Credit Rights;
(l)    Money and other assets of Grantor that now or later come into possession, custody, or control of Lender;
(m)    all Accessions and Supporting Obligations; and
all books and records relating to the above property and all proceeds (as such term is defined in the Code) and products, whether tangible or intangible of any of the above property, all proceeds of any condemnation award relating to any of the above property, all proceeds of insurance covering or relating to any or all of the above property and all rebates and returns relating to any of the above property (all such proceeds, collectively, the “Proceeds”).
Notwithstanding the foregoing, the Security Interest granted hereunder shall not attach to any shares, interests or other equivalents (however designated) of the Grantor in (i) any capital stock or equity of Schneider Power Inc. or any subsidiary thereof (collectively, the “SPI Entities”), whether now outstanding or issued after the date hereof, including, without limitation, all common and preferred stock and (ii) any assets owned or used by the SPI Entities.
3.    OBLIGATIONS SECURED. The obligations (collectively, the “Obligations”) secured by the Security Interest are the payment and performance of:
(a)    all present and future obligations or liabilities of any of the Grantor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Series B Notes or any other document, agreement, contract or instrument executed in connection therewith; and
(b)    all obligations of the Grantor under this Agreement.
4.    AUTHORIZATION TO FILE FINANCING STATEMENTS. The Grantor hereby authorizes the Collateral Agent to file UCC financing statements describing the Collateral to perfect the Collateral Agent’s Security Interest in the Collateral, and the Collateral Agent may describe the Collateral as “all personal property” or “all assets” or describe specific items of Collateral including, without limitation, any Commercial Tort Claims. All UCC financing statements filed before the date of this Agreement to perfect the Security Interest were authorized by the Grantor and are hereby ratified.
5.    REPRESENTATIONS AND WARRANTIES OF THE GRANTOR. The Grantor represents and warrants to the Collateral Agent that:
(a)    the Grantor’s legal name is exactly as set forth on the first page of this Agreement, its chief executive office and principal place of business are located at 25242 Arctic Ocean Drive, Lake Forest, California 92630, and all of the Grantor’s constituent documents or agreements delivered to Collateral Agent and the Purchasers are complete and accurate in every respect;
(b)    the Grantor is the owner and has possession or control of the Collateral;
(c)    the Grantor has the exclusive right to grant a security interest in the Collateral;
(d)    other than a security interest in favor of Bridge Bank, National Association, a national banking association (the “Senior Lender”) and a security interest in favor of certain of the purchasers of convertible promissory notes issued by the Grantor in a private placement completed on September 18, 2013, all Collateral is genuine, free from liens, adverse claims, setoffs, default, prepayment, defenses and conditions precedent of any kind or character, except the lien created by this Agreement and other “Permitted Liens” described on Schedule A;
(e)    all statements contained in this Agreement and, where applicable, in the Collateral are true and complete in all respects;
(f)    except as disclosed on Schedule A, no UCC financing statement covering any of the Collateral, and naming any secured party other than the Senior Lender and the Collateral Agent, is on file in any public office;
(g)    all individuals or entities appearing to be obligated on Collateral have authority and capacity to contract and are bound as they appear to be;
(h)    all property subject to chattel paper has been properly registered and filed in compliance with law and to perfect the interest of the Grantor in such property;
(i)    all Accounts and other rights to payment comply with all applicable laws concerning form, content and manner of preparation and execution, including where applicable Federal Reserve Regulation Z and any state consumer credit laws;
(j)    the Grantor does not own any real property;
(k)    Schedule A provides a complete and correct list of: (i) all registered copyrights and copyright applications owned by the Grantor, (ii) all intellectual property licenses entered into by the Grantor that are material to the Grantor’s business; (iii) all registered patents and patent applications owned by the Grantor; and (iv) all registered trademarks and trademark applications owned by the Grantor;
(l)    Schedule A contains a listing of all of Deposit Accounts, Securities Accounts and Commodity Accounts of the Grantor, including, with respect to each bank, securities intermediary or commodity intermediary: (a) the name and address of such entity, and (b) the account numbers of the Deposit Accounts, Securities Accounts or Commodity Accounts maintained with such entity; and
(m)    the Inventory and Equipment of the Grantor are not stored with a bailee, warehouseman, processor or similar party and are located only at, or in-transit between or to, the locations identified on Schedule A.
6.    COVENANTS OF GRANTOR.
(a)    The Grantor agrees in general:
(i)    to pay Obligations secured by this Agreement when due;
(ii)    to permit Collateral Agent to exercise its powers; and
(iii)    not to change the places where the Grantor keeps any Collateral or the Grantor’s records concerning the Collateral without giving the Collateral Agent 30 days’ prior written notice of the address to which the Grantor is moving same and a fully executed collateral access agreement with respect thereto if such location is not owned by the Grantor; and
(b)    The Grantor agrees with regard to the Collateral, unless the Collateral Agent agrees otherwise in writing:
(i)    not to use any Collateral for any unlawful purpose or in any way that would void any insurance required to be carried on such Collateral;
(ii)    to keep, in accordance with Generally Accepted Accounting Principles, complete and accurate records regarding all Collateral, and to permit the Collateral Agent to inspect the same and make copies thereof at any reasonable time;
(iii)    if requested by the Collateral Agent, to receive and use reasonable diligence to collect Accounts, in trust and as the property of Lender, and to immediately endorse as appropriate and deliver such Accounts to the Collateral Agent daily in the exact form in which they are received;
(iv)    not to commingle Accounts, Proceeds or collections with other property;
(v)    to give only normal allowances and credits and to advise the Collateral Agent thereof immediately in writing if they affect any Accounts in any material respect;
(vi)    on demand, to deliver to the Collateral Agent returned property resulting from, or payment equal to, such allowances or credits on any Accounts or to execute such documents and do such other things as the Collateral Agent may reasonably request for the purpose of perfecting, preserving and enforcing its Security Interest in such returned property;
(vii)    from time to time, when requested by the Collateral Agent, to prepare and deliver a schedule of all Collateral subject to this Agreement and to assign in writing and deliver to the Collateral Agent all accounts, contracts, leases and other chattel paper, instruments, documents and other evidences thereof;
(viii)    to deliver to the Collateral Agent notice of any Commercial Tort Claim it may bring against any person or entity, including a detailed description of such Commercial Tort Claim, together with such documents as the Collateral Agent may require to grant the Collateral Agent a security interest in the Grantor’s rights therein;
(ix)    to deliver to the Collateral Agent any instrument, document or chattel paper constituting Collateral, duly endorsed or assigned by the Grantor to the Collateral Agent;
(x)    to provide any service and do any other acts which may be necessary to maintain, preserve and protect all Collateral and, as appropriate and applicable, to keep all Collateral in good and saleable condition, to deal with the Collateral in accordance with the standards and practices adhered to generally by users and manufacturers of like property, and to keep all Collateral free and clear of all defenses, rights of offset and counterclaims;
(xi)    not to withdraw any funds from any Deposit Account pledged to the Collateral Agent pursuant to this Agreement except for Grantor’s principal operating account and any Deposit Accounts which are specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for employees of the Grantor or any of its Subsidiaries; and
(xii)    not to consign any of its Inventory or sell any of its Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.
7.    POWERS OF COLLATERAL AGENT. Following an Event of Default (as defined below), the Grantor appoints the Collateral Agent its attorney-in-fact to perform any of the following powers, which are coupled with an interest, are irrevocable until termination of this Agreement and may be exercised from time to time by the Collateral Agent’s officers and employees, or any of them:
(a)    to perform any obligation of the Grantor hereunder in the Grantor’s name or otherwise;
(b)    to give notice to account debtors or others of the Collateral Agent’s rights in the Collateral, to enforce or forebear from enforcing the same and to make extension or modification agreements;
(c)    to release persons or entities liable on Collateral and to give receipts and compromise disputes;
(d)    to release or substitute security;
(e)    to resort to security in any order;
(f)    to prepare, execute, file, record or deliver notes, assignments, schedules, designation statements, initial UCC financing statements and amendments, continuation statements, termination statements, statements of assignment, applications for registration or like papers to perfect, preserve or release the Collateral Agent’s interest in the Collateral;
(g)    to take cash, instruments for the payment of money and other property to which the Collateral Agent is entitled;
(h)    to verify facts concerning the Collateral by inquiry of obligors thereon, or otherwise, in its own name or a fictitious name;
(i)    to endorse, collect, deliver and receive payment under instruments for the payment of money constituting or relating to the Proceeds;
(j)    to prepare, adjust, execute, deliver and receive payment under insurance claims, and to collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and to apply such amounts received by the Collateral Agent, at the Collateral Agent’s sole option, toward repayment of the Obligations or replacement of the Collateral;
(k)    to exercise all rights, powers and remedies which the Grantor would have, but for this Agreement, with respect to all Collateral;
(l)    to enter onto the Grantor’s premises to inspect the Collateral;
(m)    to make withdrawals from and to close deposit accounts or other accounts with any financial institution, wherever located, into which the Proceeds may have been deposited, and to apply funds so withdrawn to payment of the Obligations;
(n)    to preserve or release the interest evidenced by chattel paper to which the Collateral Agent is entitled hereunder and to endorse and deliver any evidence of title to such interest; and
(o)    to do all acts and things and execute all documents in the name of the Grantor or otherwise, deemed by the Collateral Agent as necessary, proper and convenient in connection with the preservation, perfection or enforcement of the Collateral Agent’s rights.
8.    PAYMENT OF PREMIUMS, TAXES, CHARGES, LIENS AND ASSESSMENTS. The Grantor agrees to pay, prior to delinquency, all insurance premiums, taxes, charges, liens and assessments against the Collateral, and upon the failure of the Grantor to do so, the Collateral Agent at its option may pay any of them and shall be the sole judge of the legality or validity and the amount necessary to discharge the same. Any such payments made by the Collateral Agent shall be deemed Obligations.
9.    EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an “Event of Default” under this Agreement:
(a)    any default in the payment or performance of any obligation, or any defined event of default, under the Note Purchase Agreement or any other contract or instrument evidencing any Obligation or other indebtedness to the Collateral Agent or any Purchaser;
(b)    any representation or warranty made by the Grantor in this Agreement shall prove to be incorrect, false or misleading in any material respect when made; and
(c)    the Grantor shall fail to observe or perform any material obligation or agreement set forth in this Agreement.
10.    REMEDIES. Upon the occurrence of any Event of Default, the Collateral Agent shall have the right to declare immediately due and payable all or any Obligations secured by this Agreement and to terminate any commitments to make loans or otherwise extend credit to Grantor under the Note Purchase Agreement. The Collateral Agent shall have all other rights, powers, privileges and remedies granted to a secured party upon default under the Code or otherwise provided by law, including without limitation, the right
(a)    to contact all persons or entities obligated to the Grantor on any Collateral and to instruct such persons or entities to deliver all Collateral directly to the Collateral Agent;
(b)    to sell, lease, license or otherwise dispose of any or all Collateral. It is agreed that public or private sales or other dispositions, for cash or on credit, to a wholesaler or retailer or investor, or user of property of the types subject to this Agreement, or public auctions, are all commercially reasonable since differences in the prices generally realized in the different kinds of dispositions are ordinarily offset by the differences in the costs and credit risks of such dispositions;
(c)    to notify the United States Postal Service to change the address for delivery of mail of the Grantor to any address designated by the Collateral Agent;
(d)    without notice to or consent by the Grantor, and without the obligation to pay rent or other compensation, to take exclusive possession of all locations where the Grantor conducts its business or has any rights of possession and use the locations to store, process, manufacture, sell, use and liquidate or otherwise dispose of the Collateral;
(e)    with regard to any Deposit Account, instruct the bank maintaining such Deposit Account to pay the balance of such Deposit Account to the Collateral Agent or take such other action as the Collateral Agent shall instruct;
(f)    with regard to any Securities Account or Commodity Account, instruct the securities intermediary maintaining such Securities Account or the commodity intermediary maintaining such Commodity Account, as applicable, to pay the balance of such Securities Account or such Commodity Account, as applicable, to the Collateral Agent or take such other action as the Collateral Agent shall instruct; and
(g)    without regard to the occurrence of waste or the adequacy of security, apply for the appointment of a receiver for the Grantor or for the assets of the Grantor and the Grantor waives any objection to such appointment or to the right to have a bond or security posted by the Collateral Agent.
While an Event of Default exists:
(a)    the Grantor will deliver to the Collateral Agent from time to time, as requested by Lender, current lists of all Collateral;
(b)    the Grantor will not dispose of any Collateral except in the ordinary course of business or on terms approved by the Collateral Agent;
(c)    at the Collateral Agent’s request, the Grantor will assemble and deliver all Collateral, and books and records pertaining thereto, to the Collateral Agent at a reasonably convenient place designated by Lender; and
(d)    the Collateral Agent may, without notice to the Grantor, enter onto the Grantor’s premises and take possession of the Collateral.
With respect to any sale by the Collateral Agent of any Collateral subject to this Agreement, the Grantor expressly grants to the Collateral Agent the right to sell such Collateral using any or all of the Grantor’s trademarks, trade names, trade name rights and/or proprietary labels or marks. The Grantor further agrees that the Collateral Agent shall have no obligation to process or prepare any Collateral for sale or other disposition.
11.    CUMULATIVE RIGHTS. All rights, powers, privileges and remedies of the Collateral Agent shall be cumulative. No delay, failure or discontinuance of the Collateral Agent in exercising any right, power, privilege or remedy hereunder shall affect or operate as a waiver of such right, power, privilege or remedy; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise or the exercise of any other right, power, privilege or remedy.
12.    WAIVERS AND CONSENTS OF LENDER. Any waiver, permit, consent or approval of any kind by the Collateral Agent of any default, or any such waiver of any provisions or conditions, must be in writing and shall be effective only to the extent set forth in writing.
13.    DISPOSITION OF COLLATERAL AND PROCEEDS; TRANSFER OF INDEBTEDNESS. In disposing of Collateral, the Collateral Agent may disclaim all warranties of title, possession, quiet enjoyment and the like. Any proceeds of any disposition of any Collateral, may be applied by the Collateral Agent to the payment of expenses incurred by the Collateral Agent and the Purchasers, including attorneys’ fees, and the balance of such proceeds may be applied by the Collateral Agent toward the payment of the Obligations in such order of application as the Collateral Agent may from time to time elect. Upon the transfer of all or any part of the Obligations, the Collateral Agent may transfer all or any part of the Collateral and shall be fully discharged from all liability and responsibility with respect to such transferred Collateral, and the transferee shall be vested with all rights and powers of Lender hereunder; but with respect to any Collateral not so transferred, Lender shall retain all rights, powers, privileges and remedies.
14.    STATUTE OF LIMITATIONS. Until all Obligations shall have been paid in full and all commitments by Purchasers to extend credit to the Grantor under the Note Purchase Agreement have been terminated, the power of sale or other disposition and all other rights, powers, privileges and remedies granted to the Collateral Agent shall continue to exist and may be exercised by the Collateral Agent at any time and from time to time irrespective of the fact that the Obligations or any part thereof may have become barred by any statute of limitations, or that the personal liability of the Grantor may have ceased, unless such liability shall have ceased due to the payment in full of all Obligations and Indebtedness secured by this Agreement.
15.    FURTHER ASSURANCES. At any time upon the request of the Collateral Agent, the Grantor will execute or deliver to the Collateral Agent any and all financing statements, fixture filings, security agreements, pledges, assignments, endorsements, certificates of title, mortgages, deeds of trust and all other documents (the “Additional Documents”) that the Collateral Agent may request and in form and substance satisfactory to the Collateral Agent, to create, perfect, and continue perfection or to better perfect the Collateral Agent’s liens in all of the assets of the Grantor (whether now owned or hereafter arising of acquired, tangible or intangible, real or personal), and in order to fully consummate all of the transactions contemplated under this Agreement, the Note Purchase Agreement and related agreements. To the maximum extent permitted by applicable law, if the Grantor refuses or fails to execute or deliver any requested Additional Documents, the Grantor hereby authorizes the Collateral Agent to execute such Additional Documents in Grantor’s name, and authorizes the Collateral Agent to file such executed Additional Documents in any appropriate filing office. In furtherance and not in limitation of the foregoing, Grantor shall take such actions as the Collateral Agent may request from time to time to ensure that the Obligations are secured by substantially all of the assets of the Grantor. The Grantor shall not file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of the Collateral Agent.
16.    SUBROGATION RIGHTS. Until all Obligations shall have been paid in full and all commitments by Purchasers to extend credit to the Grantor under the Note Purchase Agreement have been terminated, the Grantor shall not have any right of subrogation or contribution or similar right, and the Grantor waives any benefit of or right to participate in any of the Collateral or any other security now or later held by the Collateral Agent.
17.    WAIVERS OF GRANTOR. The Grantor waives any right to require the Collateral Agent to (i) proceed against the Grantor or any other person or entity, (ii) marshal assets or proceed against or exhaust any security from the Grantor or any other person or entity, (iii) perform any obligation of the Grantor with respect to any Collateral, and (iv) make any presentment or demand, or give any notice of nonpayment or nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any Collateral. The Grantor further waives any right to direct the application of payments or security for any Obligations or other indebtedness of the Grantor to Purchasers or indebtedness of customers of the Grantor.
18.    NOTICES. All notices, requests and demands required under this Agreement must be given, and shall be deemed received, as provided in Section 7.7 of the Note Purchase Agreement.
19.    COSTS, EXPENSES AND ATTORNEYS' FEES. Grantor shall pay to Lender immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Lender's counsel), expended or incurred by Lender in connection with or related to this Agreement as set forth in Section 7.6 of the Note Purchase Agreement.
20.    SUCCESSORS; ASSIGNS; AMENDMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties, and may be amended or modified only in writing signed by the Collateral Agent and the Grantor.
21.    SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Agreement.
22.    GOVERNING LAW. The validity of this Agreement and the construction, interpretation, and enforcement of this Agreement, and the rights of the parties, as well as all claims, controversies or disputes arising under or related to this Agreement will be determined under, governed by and construed in accordance with the laws of the State of New York, without regard conflicts of laws principles.
23.    LIMITED AGENCY; NO FIDUCIARY OR OTHER DUTIES. The term “Collateral Agent” is used herein in reference to the Collateral Agent merely as a matter of custom; it is intended to reflect only an administrative relationship between the Collateral Agent and the Purchasers. The Grantor, the Collateral Agent and the Purchaser agree that it is the intent of the parties to limit the scope of the powers and the duties and obligations of the Collateral Agent to the specific powers delegated and the specific duties and obligations imposed hereunder, together with such powers as are reasonably incidental thereto, and the Collateral Agent does not and shall not have any right or authority to bind the Purchasers in any other manner or thing whatsoever or have any duty, obligation or responsibility as a fiduciary or any other duty, obligation or responsibility not expressly set forth herein.
24.    JURISDICTION. All actions or proceedings arising in connection with this Agreement may be tried and litigated in the State and, to the extent permitted by applicable law, federal courts located in the City of Minneapolis and the County of Hennepin, State of Minnesota; provided that any suit seeking enforcement against any Collateral or other property may be brought, at the Collateral Agent’s option, in the courts of any jurisdiction where the Collateral Agent elects to bring such action or where such Collateral or other property may be found. The Grantor and the Collateral Agent waive, to the extent permitted under applicable law, any right they may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought.
25.    WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE GRANTOR AND THE COLLATERAL AGENT WAIVE THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.
Signature page follows
In witness whereof, the foregoing Agreement is hereby executed as of the date first above written.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. By: __/s/ Brad Timon________________________ Name: Brad Timon____________________ Title: Chief Financial Officer

[____________], AS COLLATERAL AGENT
By: __________________________________
Name:     _____________________________
Title: Collateral Agent__________________